Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

September 20, 2013

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Solarflex Corp.

Commission File Number 333-168068

Ladies and Gentlemen:

We have received a copy of the statements being made by Solarflex Corp. in Item 4.01 of its Form 8-K dated September 18, 2013, captioned "Changes in Registrant's Certifying Accountant". We agree with such statements made regarding our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland